Exhibit 6.175

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Real Estate Contract (Residential)

FORM SERIAL NUMBER [redacted]

1. PARTIES: Arrived Holdings, INC

(individually or collectively, the "Buyer") offers to purchase, subject to the terms and conditions set forth herein, from the undersigned (individually or collectively, the "Seller"), the real property described in Paragraph 2 of this Real Estate Contract (the "Property"):

2. This Property is

- [x] Single family detached home with land
- [ ] Manufactured / Mobile Home with land
- [ ] Builder Owned older than 1 year (Seller to provide FTC Insulation Requirement Addendum)
- [ ] One-to-four attached dwelling with land
- [ ] Condominium / Town Home (See Condominium/Town Home Addendum attached)

ADDRESS AND LEGAL DESCRIPTION:
6217 W Persimmon St, Fayetteville, AR 72704

3. PURCHASE PRICE: Subject to the following conditions, Buyer shall pay the following to Seller and, if so stated in Paragraph 3B assume the following obligations of Seller for the Property (the "Purchase Price"):

[x] **A. PURCHASE PURSUANT TO NEW FINANCING:** Subject to Buyer's ability to obtain financing on the terms and conditions set forth herein and the Property appraising for not less than the Purchase Price, the Purchase Price shall be the exact sum of .... $ ______

Down payment, loan amount, interest rate and other terms of financing to be negotiated between Buyer and creditor.

Loan type will be:

- [ ] **CONVENTIONAL.**
- [ ] **VA.** ***(Continues on Page 2 for "VA NOTICE TO BUYER")***
- [ ] **FHA.** ***(Continues on Page 2, for "FHA NOTICE TO BUYER")***
- [ ] **USDA-RD.** [ ] **Direct** [ ] **Lender**
- [ ] **OTHER FINANCING: Subject to Buyer's ability to obtain financing (other than stated above) as follows:**

[ ] **B. PURCHASE PURSUANT TO LOAN ASSUMPTION (See Loan Assumption Addendum attached)**

[x] **C. PURCHASE PURSUANT TO CASH:** Cash at Closing in the exact sum of........ $ $385,000

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Real Estate Contract (Residential)

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3. PURCHASE PRICE: (continued from Page 1)

☐ **IF LOAN TYPE IS VA, I ACKNOWLEDGE THE FOLLOWING "VA NOTICE TO BUYER:"** It is expressly agreed, notwithstanding any other provisions of this Real Estate Contract, Buyer shall not incur any penalty by forfeiture of Earnest Money or otherwise be obligated to complete this purchase of the Property described herein, if the Real Estate Contract Purchase Price or cost exceeds the reasonable value of the Property established by the Department of Veterans Affairs. Buyer shall, however, have the privilege and option of consummating this Real Estate Contract without regard to the amount of the reasonable value of the Property established by the Department of Veterans Affairs. If Buyer elects to complete the purchase at an amount in excess of the reasonable value established by the Department of Veterans Affairs, Buyer shall pay such excess amount in cash from a source which Buyer agrees to disclose to the Department of Veterans Affairs and which Buyer represents will not be from borrowed funds. If Department of Veteran's Affairs reasonable value of the Property is less than the Purchase Price, Seller may reduce the Purchase Price to an amount equal to the Department of Veterans Affairs reasonable value and the parties to the sale shall close at such lower Purchase Price with appropriate adjustments to Paragraph 3 above.

☐ **IF LOAN TYPE IS FHA, I ACKNOWLEDGE THE FOLLOWING "FHA NOTICE TO BUYER:"** It is expressly agreed, notwithstanding any other provisions of this Real Estate Contract, Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of Earnest Money Deposits or otherwise unless Buyer has been given, in accordance with HUD/FHA or VA requirements, a written statement by the Federal Housing Commissioner, Department of Veterans Affairs, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $_______________. Buyer shall have the privilege and option of consummating this Real Estate Contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value nor the condition of the Property. Buyer should satisfy himself/herself that the price and condition of the Property are acceptable.

We hereby certify the terms and conditions of this Real Estate Contract are true to the best of our knowledge and belief and any other agreement entered into by any of the parties in connection with this real estate transaction is part of, or attached to, this Real Estate Contract.

☒ **Buyer has received HUD/FHA's Form No. HUD-92564-CN, "For Your Protection: Get a Home Inspection."**

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Real Estate Contract (Residential)

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4. AGENCY: (check all that apply)

☐ **A. LISTING FIRM AND SELLING FIRM REPRESENT SELLER:** Buyer acknowledges Listing Firm and Selling Firm and all licensees associated with those entities are the agents of Seller and it is Seller who employed them, whom they represent, and to whom they are responsible. Buyer acknowledges that before eliciting or receiving confidential information from Buyer, Selling Firm, which may be the same as Listing Firm, verbally disclosed that Selling Firm represents Seller.

☒ **B. LISTING FIRM REPRESENTS SELLER AND SELLING FIRM REPRESENTS BUYER:** Buyer and Seller acknowledge Listing Firm is employed by Seller and Selling Firm is employed by Buyer. All licensees associated with Listing Firm are employed by, represent, and are responsible to Seller. All licensees associated with Selling Firm are employed by, represent, and are responsible to Buyer. Buyer acknowledges Selling Firm verbally disclosed Listing Firm represents Seller. Seller acknowledges Listing Firm verbally disclosed Selling Firm represents Buyer.

☐ **C. LISTING FIRM AND SELLING FIRM ARE THE SAME AND REPRESENT BOTH BUYER AND SELLER:** Seller and Buyer hereby acknowledge and agree Listing and Selling Firm are the same and all licensees associated with Listing and Selling Firm are representing both Buyer and Seller in the purchase and sale of the above referenced Property and Listing/Selling Firm has been and is now the agent of both Seller and Buyer with respect to this transaction. Seller and Buyer have both consented to and hereby confirm their consent to agency representation of both parties. Further, Seller and Buyer agree:

(i) Listing/Selling Firm shall not be required to and shall not disclose to either Buyer or Seller any personal, financial or other confidential information concerning the other party without the express written consent of that party; however, Buyer and Seller agree Listing/Selling Firm shall disclose to Buyer information known to Listing/Selling Firm related to defects in the Property and such information shall not be deemed "confidential information." Confidential information shall include but not be limited to any price Seller is willing to accept that is less than the offering price or any price Buyer is willing to pay that is higher than that offered in writing.

(ii) by selecting this option 4C, Buyer and Seller acknowledge when Listing/Selling Firm represents both parties, a possible conflict of interest exists, and Seller and Buyer further agree to forfeit their individual right to receive the undivided loyalty of Listing/Selling Firm.

(iii) to waive any claim now or hereafter arising out of any conflicts of interest from Listing/Selling Firm representing both parties. Buyer and Seller acknowledge Listing/Selling Firm verbally disclosed Listing/Selling Firm represents both parties in this transaction, and Buyer and Seller have given their written consent to this representation before entering into this Real Estate Contract.

☐ **D. SELLING FIRM REPRESENTS BUYER (NO LISTING FIRM):** Seller acknowledges Selling Firm and all licensees associated with Selling Firm are the agents of Buyer and it is Buyer who employed them, whom they represent, and to whom they are responsible. Seller acknowledges that at first contact, Selling Firm verbally disclosed that Selling Firm represents Buyer. Any reference to "Listing Firm" in this Real Estate Contract will be considered to mean Selling Firm, both Buyer and Seller acknowledging that all real estate agents (unless Seller is a licensed Real Estate Agent) involved in this Real Estate Contract only represent Buyer.

☐ **E. NON-REPRESENTATION**: See attached Non-Representation Disclosure Addendum. If item E is checked it should be accompanied by a corresponding entry to Paragraph 35 B or C.

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Real Estate Contract (Residential)

FORM SERIAL NUMBER [redacted]

5. **LOAN AND CLOSING COSTS:** Unless otherwise specified, all of Buyer's closing costs, including origination fees, assumption fees, loan costs, prepaid items, loan discount points, closing fee, and all other financing fees and costs charged by Buyer's creditor or any additional fees charged by Closing Agent(s), are to be paid solely by Buyer except for costs that cannot be paid by Buyer. If Buyer is obtaining a VA or FHA loan, the "Government Loan Fees" shall be paid by Seller, up to the sum of $_______________ (the "Seller Loan Cost Limit"), which is not included in any loan or closing cost provisions listed below. Notwithstanding any provision to the contrary, should the Government Loan Fees exceed the Seller Loan Cost Limit, Seller shall have the option to either pay such excess amount or terminate this Real Estate Contract and have the Earnest Money returned to Buyer. Seller is to pay Seller's closing costs. ____

Should Buyer be entitled to a credit at Closing for repairs pursuant to Paragraph 16 of this Real Estate Contract, the amount of such credit shall be reflected on the settlement statement(s). Buyer and Seller warrant all funds received by Buyer from Seller (or other sources) will be disclosed to the Closing Agent(s) and reflected on the settlement statement(s).

6. **APPLICATION FOR FINANCING:** If applicable, Buyer agrees to make a complete application for new loan or for loan assumption within five (5) business days from the acceptance date of this Real Estate Contract. In order to make a complete application as required by this Paragraph 6, Buyer agrees to provide creditor with any requested information and pay for any credit report(s) and appraisal(s) required upon request. Unless otherwise specified, if said loan is not consummated or assumed, Buyer agrees to pay for loan costs incurred, including appraisal(s) and credit report(s), unless failure to consummate is solely the result of Seller's breach of this Real Estate Contract, in which case such expenses will be paid by Seller. Buyer understands failure to make a complete loan application as defined above may constitute a breach of this Real Estate Contract.

7. **EARNEST MONEY:**

[X] **A.** Yes, see Earnest Money Addendum.

[ ] **B.** No.

8. **NON-REFUNDABLE DEPOSIT:** The Non-Refundable Deposit (hereinafter referred to as the "Deposit") is funds tendered by Buyer to Seller to compensate Seller for liquidated damages that may be incurred by Seller resulting from Buyer failing to close on this Real Estate Contract. The liquidated damages shall include, but not be limited to, Seller's time, efforts, expenses and potential loss of marketing due to Seller's removal of Property from market. The Deposit is not refundable to Buyer unless failure to close is exclusively the fault of Seller or if Seller cannot deliver marketable title to the Property. The Deposit will be credited to Buyer at Closing. Buyer shall hold Listing Firm and Selling Firm harmless of any dispute regarding Deposit. Buyer expressly acknowledges The Deposit is not to be held by either Listing Firm or Selling Firm. The Deposit may be commingled with other monies of Seller, such sum not being held in an escrow, trust or similar account.

[X] **A.** The Deposit is not applicable.

If Buyer is obtaining Government Financing (FHA, VA or other) Deposit is not applicable.

[ ] **B.** Buyer will pay to Seller the Deposit in the amount of $_______________

[ ] i. Within ___________ days following the date this Real Estate Contract has been signed by Buyer and Seller; or

[ ] ii. Within three (3) business days following agreement to repairs on Inspection, Repair & Survey Addendum; or

[ ] iii. Other:____

9. **CONVEYANCE:** Unless otherwise specified, conveyance of the Property shall be made to Buyer by general warranty deed, in fee simple absolute, except it shall be subject to recorded instruments and easements, if any, which do not materially affect the value of the Property. Unless expressly reserved herein, **SUCH CONVEYANCE SHALL INCLUDE ALL MINERAL RIGHTS OWNED BY SELLER CONCERNING AND LOCATED ON THE PROPERTY, IF ANY, UNLESS OTHERWISE SPECIFIED IN PARAGRAPH 30. IT IS THE RESPONSIBILITY OF THE BUYER TO INDEPENDENTLY VERIFY AND INVESTIGATE THE EXISTENCE OR NONEXISTENCE OF MINERAL RIGHTS AND ANY LEGAL RAMIFICATIONS THEREOF.** Seller warrants and represents only signatures set forth below are required to transfer legal title to the Property. Seller also warrants and represents Seller has peaceable possession of the Property, including all improvements and fixtures thereon, and the legal authority and capacity to convey the Property by a good and sufficient general warranty deed free from any liens, leaseholds or other interests.

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Real Estate Contract (Residential)

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10. TITLE REQUIREMENTS: As per RESPA AND CONSUMER FEDERAL PROTECTION BUREAU (CFPB) requirements, Buyer and Buyer's Lender have the right to determine where Buyer or Buyer's Lender will purchase title insurance and other settlement services.
Buyer and Seller understand Listing Firm and Selling Firm are not licensed title insurance agents as defined by Arkansas law and do not and cannot receive direct or indirect compensation from any Closing Agent regarding the closing process or the possible purchase of title insurance by one or more of Buyer and Seller. An enhanced version of title insurance coverage may be available to Buyer for this transaction. Discuss enhanced title insurance coverage with your title insurance provider to determine availability and features.

[X] **A.** Seller shall furnish, at Seller's cost, an owner's policy of title insurance in the amount of the Purchase Price. If a loan is secured for the purchase of the Property, Buyer agrees to pay mortgagee's portion of title policy. If Buyer elects to obtain enhanced title insurance coverage, Buyer shall pay for the increase in title insurance cost in excess of the cost of a standard owner's title policy.

[ ] **B.** Buyer and Seller shall equally split the cost of a combination owner's and mortgagee's policy of title insurance, either standard or enhanced (if enhanced coverage is desired by Buyer and available), in the amount of (as to owner's) the Purchase Price and (as to mortgagee's) the loan amount (not to exceed the Purchase Price); however, if Buyer and Seller choose to close at different title companies, and/or if Buyer pays cash, subparagraph (A) above would control as to the allocation of title insurance costs. In the event the Loan Amount exceeds the Purchase Price, Buyer agrees to pay any additional title insurance premium in excess of Purchase Price.

[ ] **C.** Other: ______________________________

Buyer shall have the right to review and approve a commitment to provide title insurance prior to Closing. If objections are made to Title, Seller shall have a reasonable time to cure the objections. Regardless of the policy chosen, Buyer and Seller shall have the right to choose their Closing Agent(s).

11. SURVEY: Buyer has been given the opportunity to obtain a new certified survey. Should Buyer decline to obtain a survey as offered in Paragraph 11A of this Real Estate Contract, Buyer agrees to hold Seller, Listing Firm and Selling Firm involved in this Real Estate Contract harmless of any problems relative to any survey discrepancies that may exist or be discovered (or occur) after Closing.

[ ] **A.** A new survey satisfactory to Buyer, certified to Buyer within thirty (30) days prior to Closing by a registered land surveyor, showing all improvements, easements and any encroachments will be provided and paid for by:

[ ] Buyer [ ] Seller [ ] Equally split between Buyer and Seller.

[X] **B.** No survey shall be provided.

[ ] **C.** Other: ______________________________

Should Buyer agree to accept the most recent survey provided by Seller, this survey is for information purposes only and Buyer will not be entitled to the legal benefits of a survey certified in Buyer's name.

12. PRORATIONS: Taxes and special assessments due on or before Closing shall be paid by Seller. Any deposits on rental Property are to be transferred to Buyer at Closing. Insurance, general taxes, special assessments, rental payments and interest on any assumed loan shall be prorated as of Closing, unless otherwise specified herein. Buyer and Seller agree to prorate general ad valorem taxes based on the best information available at Closing. Buyer and Seller agree to hold any Closing Agent(s) selected by Buyer and Seller, Listing Firm and Selling Firm harmless for error in such tax proration computation caused by unknown facts or erroneous information (or uncertainty) regarding the Homestead Tax Exemption adopted by the voters of the State of Arkansas in the Year 2000, as amended from time to time.

13. FIXTURES AND ATTACHED EQUIPMENT: Unless specifically excluded herein all fixtures and attached equipment, if any, are included in the Purchase Price. Such fixtures and attached equipment shall include but not be limited to the following: dishwasher, disposal, trash compactor, ranges, ovens, water heaters, exhaust fans, heating and air conditioning systems, plumbing and septic systems, electrical system, intercom system, ceiling fans, window air conditioners, carpeting, indoor and outdoor light fixtures, window and door coverings and related hardware, gas or electric grills, awnings, mail boxes, garage door openers and remote controls, antennas, fireplace inserts, ______________________________ and any items bolted, nailed, screwed, buried or otherwise attached to the Property in a permanent manner. Television satellite receiver dish, cable wiring, water softeners, and propane and butane tanks also remain, if owned by Seller. Buyer is aware the following items are not owned by Seller or do not convey with the Property: ______________________________

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Real Estate Contract (Residential)

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14. OTHER CONTINGENCY:

[X] **A.** No Other Contingency. (Except for those conditions listed elsewhere in this Real Estate Contract.) It is understood and agreed Seller has the right to enter into subordinate Real Estate Contracts and other Real Estate Contracts shall not affect this Real Estate Contract.

[ ] **B.** This Real Estate Contract is contingent upon:

____

____

____

on or before (month)__________________ (day)________, (year)______________.

During the term of this Real Estate Contract **(Select one)**:

[ ] **(i) Binding with Escape Clause:** Seller has the right to continue to show the Property and solicit and enter into another Real Estate Contract on this Property. However, all Real Estate Contracts shall be subject to termination of this Real Estate Contract. Should Seller elect to provide written notice of an additional Real Estate Contract being accepted by Seller, Seller shall utilize the "Seller's Contingency Notice Addendum" (the "Notice") and Buyer shall have _________ hours to remove this contingency. Buyer shall be deemed in receipt of the Notice upon the earlier of (a) actual receipt of the Notice, or (b) five (5) business days after Seller or Listing Firm deposits the Notice in the United States mail, certified for delivery to Buyer at ______________ ______________________________ with sufficient postage to ensure delivery. Removal of this contingency shall occur only by delivery of Notice, in a manner ensuring actual receipt, to Seller or Listing Firm. Time is of the essence. In the event Buyer removes the contingency and does not perform on this Real Estate Contract for any reason concerning this contingency, Seller may assert all legal or equitable rights that may exist as a result of Buyer breaching this Real Estate Contract. Alternatively, Seller at his sole and exclusive option, may retain the Earnest Money, as liquidated damages. If this contingency is removed, a Closing date shall be agreed upon by the parties. If a Closing date is not agreed upon, Closing shall occur _________ calendar days from removal. Should Buyer not remove this contingency as specified, this Real Estate Contract shall be terminated with Buyer and Seller both agreeing to sign a Termination of Contract Addendum with Buyer to recover Earnest Money. All time constraints in this Real Estate Contract referred to in Paragraphs 6, 16B, 17, 18 19B, 20B, and 21 refer to the time Buyer removes the contingency.

[ ] **(ii) Binding without Escape Clause:** It is understood and agreed Seller has the right to enter into subordinate Real Estate Contracts and any subordinate Real Estate Contracts entered into by Seller shall not affect this Real Estate Contract.

15. HOME-WARRANTY PLANS: Buyer has been given the opportunity to obtain a Home Warranty Plan. The Home Warranty contract covers unexpected mechanical failures due to wear and tear and is subject to a per-claim deductible and the specific terms of the Home Warranty Contract:

[X] **A.** No Home Warranty provided.

[ ] **B.** A one-year limited Home Warranty Plan provided by ______________________________ Company, ______________________________ ____________________plan paid for by ______________________________ at a cost not to exceed $________________ plus sales tax.

[ ] **C.** A one year limited Home Warranty Plan provided by a Home Warranty Company, and specific plan coverage selected by Buyer prior to closing. Plan paid for by ______________________________ ______________________________ at a cost not to exceed $_______________ plus sales tax.

[ ] **D.** Other: ______________________________

If a Home Warranty Plan is selected the contract will not imply any warranty by Seller after Closing. Coverages vary and the coverage received is solely set forth in the home-warranty documents between Buyer and Home Warranty Company, and no representation or explanation will be provided by Seller, Selling Firm or Listing Firm, Buyer being solely responsible to determine the extent and availability of coverage. Listing Firm and/or Selling Firm may receive compensation from the warranty company.

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Real Estate Contract (Residential)

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16. INSPECTION AND REPAIRS:

☐ **A.** Subject to Paragraph 25, the sale of the Property, in its condition as existing on the date Buyer signed this Real Estate Contract, shall take place on an "AS IS, WHERE IS, WITH ALL FAULTS BASIS" and Buyer acknowledges and agrees to voluntarily waive and decline any right to further inspect or require repair of the Property. An example are the rights declined and waived by Buyer in Paragraph 16B of this Real Estate Contract.

☒ **B.** Buyer shall have the right, at Buyer's expense, with the cooperation of Seller, to inspect the electrical, mechanical, plumbing, environmental conditions, appliances, and all improvements, structure(s) and components on or about the Property (collectively the "Inspection Items") within TEN (10) BUSINESS DAYS after the date this Real Estate Contract is accepted. Seller, Listing Firm and Selling Firm recommend Buyer use a representative(s) chosen by Buyer to inspect Inspection Items. **Buyer is not relying on Listing Firm or Selling Firm to choose a representative to inspect or re-inspect Inspection Items; Buyer understands any representative desired by Buyer may inspect or re-inspect Inspection Items.** Buyer shall neither make nor cause to be made, unless authorized by Seller in writing, any invasive or destructive Buyer inspections or investigations. Seller agrees to have all utilities connected and turned on to Property to allow Buyer to inspect and re-inspect Inspection Items. If Property being purchased is not new, Buyer acknowledges Inspection Items may not be new. Buyer does not expect Inspection Items to be like new and recognizes ordinary wear and tear to Inspection Items is normal. For the purpose of this Paragraph 16B, "normal working order" means that Inspection Items function for the purpose for which they are intended. The fact any or all Inspection Items may cease to be in normal working order, be discovered or occur, after Closing, shall not require repair by Seller, or provide legal or other liability to Seller, Listing Firm or Selling Firm.

If Buyer elected to inspect the Inspection Items, Buyer shall deliver an Inspection, Repair and Survey Addendum to Seller or Listing Firm within the allotted ten (10) business day period so the Inspection, Repair, and Survey Addendum is actually received by Seller or Listing Firm within the allotted (10) business day period, stating inspections have been performed and listing all items Buyer requests the Seller to repair or stating no repairs are requested. If Buyer is not satisfied with a personal or professional inspection and elects to terminate this Real Estate Contract, both Buyer and Seller agree to sign a Termination of Contract Addendum with Buyer to recover Earnest Money. If Buyer requests repairs, Seller shall have (5) business days to respond to the Buyer's repair request. If Seller does not respond within the allotted (5) business days, Buyer may elect to: (1) accept Property in its condition at Closing, or (2) terminate this Real Estate Contract and recover Earnest Money and both Buyer and Seller agree to sign a Termination of Contract Addendum.

If Buyer and Seller are not able to negotiate requested repairs, Buyer and Seller agree this Real Estate Contract is terminated and further agree to sign a Termination of Contract Addendum. **IN THE EVENT BUYER DOES NOT MAKE THE NECESSARY REQUIRED INSPECTIONS OR DOES NOT PRESENT THE INSPECTION, REPAIR AND SURVEY ADDENDUM TO SELLER OR LISTING FIRM IN THE ALLOTTED TEN (10) BUSINESS DAY TIME PERIOD, BUYER WAIVES ALL RIGHTS TO A RE-INSPECTION AND ASSUMES COMPLETE RESPONSIBILITY FOR ANY AND ALL FUTURE REPAIRS AND THE CONDITION OF THE PROPERTY.**

If Buyer timely inspected Property and Seller received the Inspection, Repair and Survey Addendum within the time period set forth above, Buyer shall have the right to re-inspect all Inspection Items immediately prior to Closing to ascertain whether Inspection Items are in normal working order and to determine whether all requested and accepted repairs have been made. If Inspection Items are found not to be in normal working order upon re-inspection, Buyer may elect to: (1) accept Property in its condition at Closing, or (2) terminate this Real Estate Contract and recover the Earnest Money and, in the event termination is elected, both Buyer and Seller agree to sign a Termination of Contract Addendum.

If Buyer closes on Property believing conditions exist at Property that require repair as allowed by this Paragraph 16B, Buyer waives all right to assert a claim against Seller, Selling Firm or Listing Firm concerning the condition of Property. Buyer understands and agrees that, pursuant to the terms of Paragraph 16B, Buyer will be accepting Property at Closing "AS IS, WHERE IS AND WITH ALL FAULTS".

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17. THIRD PARTY REQUIREMENTS:

Any requirements for repair by FHA, VA, USDA-RD, the creditor, termite control company or other "third party" requirements shall be delivered to Seller promptly upon receipt by Buyer. Seller shall have five (5) business days to respond to "Third Party" requirements upon receipt or Buyer may (1) accept the property in its condition at Closing as well as the responsibility for the completion of "Third Party" requirements, or (2) terminate this Real Estate Contract and recover the Earnest Money with Buyer and Seller agreeing to sign the Termination of Contract Addendum. If Buyer and Seller are unable to negotiate for the requested "Third Party" Requirements to be performed, this contract may be terminated with Buyer and Seller both agreeing to sign the Termination of Contract Addendum.

Buyer shall have the right to re-inspect all "Third Party" Requirements immediately prior to closing to ascertain whether "Third Party" Requirements have been made. If Buyer finds "Third Party" Requirements have not been made, Buyer may (1) accept the property in its condition at Closing as well as the responsibility for the completion of "Third Party" Requirements, or (2) terminate this contract and recover the Earnest Money with Buyer and Seller both agreeing to sign the Termination of Contract Addendum

18. SELLER PROPERTY DISCLOSURE:

☐ **A.** Buyer and Seller acknowledge that upon the authorization of Seller, Buyer has received and reviewed Sections 1 and 2, and has executed Section 3 of the Seller Property Disclosure prior to the execution of this Real Estate Contract but this fact neither limits nor restricts Buyer's Disclaimer of Reliance set forth in Paragraph 29 of this Real Estate Contract, nor the rights provided Buyer in Paragraph 16. Buyer and Seller agree to complete the remaining sections of the Seller Property Disclosure as required prior to closing.

☒ **B.** Buyer hereby requests Seller to provide a written disclosure about the condition of the Property that is true and correct to Seller's knowledge within three (3) business days, after this Real Estate Contract has been signed by Buyer and Seller. If Seller does not provide the disclosure within the three (3) business days, Buyer may declare this Real Estate Contract terminated with Buyer and Seller both agreeing to sign the Termination of Contract, with Buyer to receive a refund of the Earnest Money. If Buyer finds the disclosure unacceptable within three (3) business days after receipt of disclosure, this Real Estate Contract may be declared terminated by Buyer, with Buyer and Seller both agreeing to sign the Termination of Contract with Buyer to receive a refund of the Earnest Money. Receipt of this disclosure neither limits nor restricts in any way Buyer's Disclaimer of Reliance set forth in Paragraph 29 of this Real Estate Contract, nor the rights provided to Buyer in Paragraph 16.

☐ **C.** Although a disclosure form may have been completed (or can be completed) by Seller, Buyer has neither received nor requested and does not desire from Seller a written disclosure concerning the condition of the Property prior to the execution of this Real Estate Contract, but this fact neither limits nor restricts in any way Buyer's Disclaimer of Reliance set forth in Paragraph 29 of this Real Estate Contract. BUYER IS STRONGLY URGED BY SELLING FIRM AND LISTING FIRM TO MAKE ALL INDEPENDENT INSPECTIONS DEEMED NECESSARY PRIOR TO SIGNING THIS REAL ESTATE CONTRACT, IN ADDITION TO THOSE INSPECTIONS PERMITTED BY PARAGRAPH 16B OF THIS REAL ESTATE CONTRACT.

☐ **D.** Buyer understands no disclosure form is available and will not be provided by Seller. This fact neither limits nor restricts in any way the Buyer's Disclaimer of Reliance set forth in Paragraph 29 of this Real Estate Contract. BUYER IS STRONGLY URGED BY SELLING FIRM AND THE LISTING FIRM TO MAKE ALL INDEPENDENT INSPECTIONS DEEMED NECESSARY PRIOR TO SIGNING THIS REAL ESTATE CONTRACT, IN ADDITION TO THOSE INSPECTIONS PERMITTED BY PARAGRAPH 16B OF THIS REAL ESTATE CONTRACT.

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Real Estate Contract (Residential)

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19. TERMITE CONTROL REQUIREMENTS:

[x] **A.** None

[ ] **B.** A Letter of Clearance (Wood Infestation Report) requiring a Termite Protection Contract with a One-Year (1) Warranty to include treatment if allowed by applicable law and the Arkansas State Plant Board and full protection plan shall be provided by Seller at Seller's cost at Closing. Seller shall order a proposal from a licensed Termite Contractor within ten (10) business days after acceptance of this Real Estate Contract. All repairs necessary to allow issuance of such Termite Protection Contract, excluding a new Termite Protection Treatment, are to be part of the Third-Party Requirements pursuant to Paragraph 17. If Buyer is obtaining financing, such Termite Protection Contract shall be in a form acceptable to the creditor and Buyer.

[ ] **C.** Other: ______________________________

20. LEAD-BASED PAINT RISK ASSESSMENT/INSPECTION:

[✓] **A.** Buyer understands and agrees that, according to the best information available, improvements on this Property were not constructed prior to 1978 and should not contain lead-based paint hazards.

[ ] **B.** Buyer has been informed that the Property, including without limitation garages, tool sheds, other outbuildings, fences, signs and mechanical equipment on the Property that were constructed prior to 1978, may contain lead-based paint. Seller will provide the Lead-Based Paint Disclosure (pre-1978 construction) within three (3) business days after acceptance of this Real Estate Contract. The obligation of Buyer under this Real Estate Contract is contingent upon Buyer's acceptance of the Lead-Based Paint Disclosure provided by Seller and an Inspection and/or Risk Assessment of the Property for the presence of lead-based paint and/or lead-based paint hazards obtained at Buyer's expense. If Buyer finds either the Lead-Based Paint Disclosure or the Inspection and/or Risk Assessment unsatisfactory, in the sole discretion of Buyer, within ten (10) calendar days after receipt by Buyer of the Lead-Based Paint Disclosure, Buyer shall have the absolute option to unilaterally terminate this Real Estate Contract with Earnest Money returned to Buyer and, with neither Buyer nor Seller having further obligation to the other thereafter. Buyer shall submit any request for abatement repairs in writing as part of the Third-Party Requirements specified in Paragraph 17 of the Real Estate Contract. Buyer may remove this contingency and waive the unilateral termination right at any time without cause by written General Addendum signed by Buyer and delivered to Seller. If Buyer does not deliver to Seller or Listing Firm a Termination of Real Estate Contract Addendum terminating this Real Estate Contract within the ten (10) calendar days after receipt by Buyer of the Lead-Based Paint Disclosure, this contingency shall be deemed waived and Buyer's performance under this Real Estate Contract shall thereafter not be conditioned on Buyer's satisfaction with the Lead-Based Paint Inspection and/or Risk Assessment of the Property.

Buyer has been advised of Buyer's rights under this Paragraph 20.

21. INSURANCE: This Real Estate Contract is conditioned upon Buyer's ability to obtain homeowner/hazard insurance for the Property within ten (10) business days after the acceptance date of this Real Estate Contract. If Buyer does not deliver to Seller or Listing Firm a written notice from an insurance company within the time set forth above of Buyer's inability to obtain homeowner/hazard insurance on the Property, this condition shall be deemed waived (but without waiver of conditions, if any, set in Paragraph 3) and Buyer's performance under this Real Estate Contract shall thereafter not be conditioned upon Buyer's obtaining insurance. If Buyer has complied with the terms of this Paragraph 21 and has timely provided written notice to Seller of Buyer's inability to obtain such insurance, this Real Estate Contract shall be terminated, with Buyer and Seller agreeing to sign a Termination of Contract Addendum and Earnest Money returned to Buyer, subject to Earnest Money Addendum.

[redacted]

[redacted]

Real Estate Contract (Residential)

FORM SERIAL NUMBER [redacted]

22. CLOSING: Closing is the date and time at which Seller delivers the executed and acknowledged deed and Buyer's completion, signing and delivery to Seller (or Closing Agent agreed to by Buyer & Seller) of all loan, closing documents and Purchase Price funds required to be executed or delivered by Buyer (the "Closing"). Buyer and Seller agree the Closing date will be (month) June (day) 30, (year) 2022. The Closing date may be changed by written agreement of Buyer and Seller. If the sale is not consummated by the Closing date, (or any written extension thereof), the parties shall have the remedies available to them in equity or at law, including the remedies available to them in Earnest Money Addendum. Buyer and Seller shall have the right to choose their Closing Agent(s) and are not relying on Listing Firm or Selling Firm to choose a Closing Agent. Should Buyer or Seller choose the services of a Closing Agent(s) other than Selling Firm or Listing Firm, then Buyer and Seller each jointly and severally agree to indemnify and hold Listing Firm and Selling Firm harmless for all intentional misconduct and negligent acts (including acts of omission) of the Closing Agent(s).

This Real Estate Contract shall serve as written closing instructions to the Closing Agent on behalf of the Buyer and Seller. The Closing Agent(s) is/are authorized to provide Seller's closing disclosure or other settlement statement(s) to Listing Firm (in addition to Seller) and Buyer's closing disclosure or other settlement statement(s) to Selling Firm (in addition to Buyer) so Buyer, Seller, Listing Firm and Selling Firm shall have a reasonable opportunity to review prior to Closing.

Buyer and Seller shall each have the right to request title insurer(s), if any, issue closing protection to indemnify against loss of closing funds because of acts of a Closing Agent, title insurer's named employee, or title insurance agent. Any cost for closing protection will be paid by the requesting party(ies). Listing Firm and Selling Firm strongly advise Buyer and Seller to inquire of the Closing Agent(s) about the availability and benefits of closing protection.

This Real Estate Contract shall, unless otherwise specified in Paragraph 30 of this Real Estate Contract, constitute express written permission and authorization to Listing Firm and Selling Firm to disclose the terms of this Real Estate Contract (and all Addenda), including without limitation concessions provided by Buyer or Seller or other non-public personal information of Buyer and Seller regarding the purchase and sale of the Property, to any of the following: (i) an Arkansas licensed appraiser; (ii) multiple listing services for use by the members thereof; and (iii) any other person or entity which Listing Firm or Selling Firm determines, using sole discretion, may have a legitimate basis to request and obtain such information. The authorization and permissions granted in this Paragraph 22 shall not create any obligation or duty upon Listing Firm or Selling Firm to make any disclosure to any person or entity.

23. POSSESSION: Possession of the Property shall be delivered to Buyer:

- [x] **A.** Upon the Closing.
- [ ] **B.** Delayed Possession. (See Delayed Occupancy Addendum attached)
- [ ] **C.** Prior to Closing. (See Early Occupancy Addendum attached)

24. ASSIGNMENT: This Real Estate Contract may not be assigned by Buyer unless written consent of Seller is obtained, such consent not to be unreasonably withheld. It shall not be unreasonable for Seller to withhold consent if Seller is to provide financing for Buyer in any amount.

25. RISK OF LOSS: Risk of loss or damage to the Property by fire or other casualty occurring prior to the time Seller delivers an executed and acknowledged deed to Buyer is expressly assumed by Seller. Should the Property be damaged or destroyed prior to Closing, Buyer shall have the option to: (i) enter into a separate written agreement with Seller whereby Seller will agree to restore the Property to its condition at the time this Real Estate Contract was accepted, (ii) accept all insurance proceeds related to the Property fire loss or other casualty loss and receive the Property in its existing condition, or (iii) terminate this Real Estate Contract and recover the Earnest Money. Buyer and Seller agree any written agreement concerning option (i) or (ii) above shall be prepared only by licensed attorneys representing Buyer and Seller. If Buyer elects option (ii) above, Buyer shall be entitled to credit for the insurance proceeds up to the Purchase Price, and any insurance proceeds received by Seller over and above the Purchase Price shall be tendered to Seller at Closing. Notwithstanding the choice selected in Paragraph 16, Buyer shall have the right prior to Closing to inspect the Property to ascertain any damage that may have occurred due to fire, flood, hail, windstorm or other acts of nature, vandalism or theft.

26. GOVERNING LAW: This Real Estate Contract shall be governed by the laws of the State of Arkansas.

27. SEVERABILITY: The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of the Agreement, which shall remain in full force and effect.

[redacted]

[redacted]

Real Estate Contract (Residential)

FORM SERIAL NUMBE[redacted]

28. **MERGER CLAUSE:** This Real Estate Contract, when executed by both Buyer and Seller, shall contain the entire understanding and agreement between Buyer and Seller with respect to all matters referred to herein and shall supersede all prior or contemporaneous agreements, representations, discussions and understandings, oral or written, with respect to such matters. This Real Estate Contract shall not supersede any agency agreements entered into by Buyer or Seller and Listing Firm or Selling Firm.

29. **BUYER'S DISCLAIMER OF RELIANCE:**

A. **BUYER CERTIFIES BUYER WILL PERSONALLY INSPECT OR HAVE A REPRESENTATIVE INSPECT THE PROPERTY AS FULLY AS DESIRED PRIOR TO CLOSING. BUYER CERTIFIES BUYER HAS NOT AND WILL NOT RELY ON ANY WARRANTIES, REPRESENTATIONS, OR STATEMENTS OF SELLER, LISTING FIRM, SELLING FIRM, OR ANY AGENT, INDEPENDENT CONTRACTOR, OR EMPLOYEE ASSOCIATED WITH THOSE ENTITIES, OR INFORMATION FROM MULTIPLE LISTING SERVICES OR OTHER WEBSITES REGARDING MINERAL RIGHTS, YEAR BUILT, SIZE (INCLUDING WITHOUT LIMITATION THE SQUARE FEET IN IMPROVEMENTS LOCATED ON THE PROPERTY), QUALITY, VALUE OR CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION ALL IMPROVEMENTS, APPLIANCES, PLUMBING, ELECTRICAL OR MECHANICAL SYSTEMS. HOWEVER, BUYER MAY RELY UPON ANY WRITTEN DISCLOSURES PROVIDED BY SELLER. LISTING FIRM AND SELLING FIRM CANNOT GIVE LEGAL ADVICE TO BUYER OR SELLER. LISTING FIRM AND SELLING FIRM STRONGLY URGE STATUS OF TITLE TO THE PROPERTY, COVENANTS, DEED RESTRICTIONS, CONDITION OF PROPERTY, MINERAL RIGHTS, AND SQUARE FOOTAGE OF IMPROVEMENTS, QUESTIONS OF SURVEY AND ALL OTHER REQUIREMENTS OF BUYER SHOULD EACH BE INDEPENDENTLY VERIFIED AND INVESTIGATED BY BUYER OR A REPRESENTATIVE CHOSEN BY BUYER.**

B. **BUYER AGREES TO SIGN PAGE 4 OF THE INSPECTION, REPAIR AND SURVEY ADDENDUM PRIOR TO CLOSING IF BUYER ACCEPTS THE CONDITION OF THE PROPERTY AND INTENDS TO CLOSE.**

30. **OTHER:**
1. Seller agrees buyer has the right to assign contract.
2. Buyer shall chose the title company of their choosing.
3. While not contingent upon the results, the buyer has the right to obtain an appraisal.

31. **TIME:** Buyer and Seller agree time is of the essence with regard to all times and dates set forth in the Real Estate Contract. Unless otherwise specified, days as it appears in the Real Estate Contract shall mean calendar days. Further, all times and dates set forth in the Real Estate Contract refer to Arkansas Central time and date.

32. **ATTORNEY'S FEES:** Should Buyer or Seller initiate any type of administrative proceeding, arbitration, mediation or litigation against the other (or against an agent for the initiating party or agent for the non-initiating party), it is agreed by Buyer and Seller (aforementioned agents being third-party beneficiaries of this Paragraph 32) that all prevailing party (or parties if more than one) shall be entitled to an award of all costs and attorney's fees incurred in prosecution or defense of such action against the non-prevailing party (or parties if more than one).

33. **COUNTERPARTS:** This Real Estate Contract may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties.

34. **FIRPTA COMPLIANCE, TAX REPORTING:** Buyer and Seller agree to disclose on or before Closing, to the person or company acting as Closing Agent for this transaction, their United States citizenship status, solely for the purpose of compliance with the Foreign Investment in Real Property Taxation Act (FIRPTA). In addition, Buyer and Seller shall execute all documents required by such Closing Agent to document compliance with the FIRPTA and all other applicable laws. Buyer and Seller agree nothing in this Real Estate Contract is intended to limit the responsibility of the Closing Agent as defined pursuant to United States Treasury Regulation 1.6045-4 to (i) be the "reporting person" under state and federal tax laws (including without limitation 26 USC Section 6045(e)), and (ii) file all necessary forms regarding the Closing, including without limitation form 1099, 8288 or 8288A. By accepting the role as Closing Agent, this Agreement shall obligate the Closing Agent to fulfill their responsibilities as set forth above and as defined by the above statutes. Seller will execute an affidavit confirming compliance with FIRPTA, as prepared by the Closing Agent.

35. **LICENSEE DISCLOSURE:** Check all that apply:
- [x] **A.** Not Applicable.
- [ ] **B.** One or more parties to this Real Estate Contract acting as a ☐ Buyer ☐ Seller hold a valid Arkansas Real Estate License.
- [ ] **C.** One or more owners of any entity acting as ☐ Buyer ☐ Seller hold a valid Arkansas Real Estate License.

36. **EXPIRATION:** This Real Estate Contract expires if not accepted on or before (month) June (day) 8, (year) 2022, at 5:00 PM ☐ (a.m.) ☒ (p.m.).

[redacted]

Real Estate Contract (Residential)

THIS IS A LEGALLY BINDING REAL ESTATE CONTRACT WHEN SIGNED BY THE PARTIES BELOW. READ IT CAREFULLY. YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING. REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE. THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM.

THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS® ASSOCIATION. THE SERIAL NUMBER BELOW IS A UNIQUE NUMBER NOT USED ON ANY OTHER FORM. THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEEN ALTERED. DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31, 2022.

FORM SERIAL NUMBER [redacted]

REAL ESTATE LICENSEES ARE REGULATED BY THE ARKANSAS REAL ESTATE COMMISSION. IF A LICENSEE HAS NOT PROPERLY REPRESENTED YOU, YOU MAY FILE A COMPLAINT AT AREC.ARKANSAS.GOV.

The above Real Estate Contract is executed on

(month) [redacted] (day) 7, (year) 2022, at ________ ☐ (a.m.) ☒ (p.m.).

Selling Firm

Signature: [redacted] Signature: [redacted]

Printed Name: [redacted] Printed Name: [redacted]

Principal or Executive Broker (AREC License # [redacted] **)**

(Broker email: [redacted] **)**

Signature: ________________ Signature: ________________

Printed Name: ________________ Printed Name: ________________

Buyer

Selling Agent (AREC License # ________________)

(Agent email: ________________)

(Agent cell number: ________________)

The above Real Estate Contract is executed on

(month) ________ (day) ______, (year) ________, at ________ ☐ (a.m.) ☐ (p.m.).

[redacted]

Listing Firm

[redacted]

Signature: [redacted] Signature: [redacted]

Printed Name: [redacted] Printed Name: [redacted]

Seller

Principal or Executive Broker (AREC License # [redacted] **)**

(Broker email: [redacted] **)**

Signature: [redacted] Signature: ________________

Printed Name: [redacted] Printed Name: ________________

Seller

Listing Agent (AREC License # ________________)

(Agent email: ________________)

(Agent cell number: [redacted] **)**

The above offer was ☐ rejected ☐ counter-offered (Form Serial Number ________________)

☐ Buyer informed of Notification of Existing Real Estate Contract Addendum (Form Serial Number ________________)

on (month) ________ (day) ______, (year) ________, at ________ ☐ (a.m.) ☐ (p.m.).

________________ Seller's Initials ________________ Seller's Initials

[redacted]

[redacted]

Earnest Money Addendum

FORM SERIAL NUMBER [redacted]

Regarding the Real Estate Contract Form Serial Number NA

dated June (month) 7 (day), 2022 (year), between Buyer,

Arrived Holdings, INC, and Seller

_______________, covering the

real property known as 6217 W Persimmon St, Fayetteville, AR 72704

(the "Property"), the undersigned Buyer and Seller, in consideration for the covenants, agreements and promises made below and other good and valuable consideration, receipt and sufficiency being acknowledged, agree as follows:

EARNEST MONEY: Earnest money is in the amount of $ 10,000 ("Earnest Money"), which shall apply toward Buyer's Purchase Price or Closing Costs.

- [X] **Real Estate Contract (Residential):** If at least one or more of the conditions of Paragraphs 3A, 3B, 5, 6, 7(if any), 10, 11, 14B, 16, 17, 18B, 19B, 19C(if any), 20B, 21, 22, 25 and 30 (if any) have not been fulfilled, performed or removed, Earnest Money shall be promptly refunded to Buyer.
- [ ] **Real Estate Contract (Lots & Acreage):** If at least one or more of the conditions of Paragraphs 3, 4, 5, 6(if any), 10, 11, 13, 16B, 18B, 20, 21B and 22 have not been fulfilled, performed or removed, Earnest Money shall be promptly refunded to Buyer.
- [ ] **Real Estate Contract (New Construction):** If at least one or more of the conditions of Paragraphs 3A, 5, 6, 8(if any), 13, 15, 19B, 21, 23B, 24, 25B, 26, 27, 30 and 35 have not been fulfilled, performed or removed, Earnest Money shall be promptly refunded to Buyer.

If Buyer fails to fulfill his obligations under this Real Estate Contract, or if after all conditions have been met Buyer fails to close this transaction, Earnest Money may, at the sole and exclusive option of Seller, be retained by Seller as liquidated damages. If Seller retains the Earnest Money, Seller waives the right to pursue any further claims or causes of action against Buyer. Alternatively, Seller may return Earnest Money and assert all legal or equitable rights that may exist as a result of Buyer breaching this Real Estate Contract. Buyer warrants, represents and acknowledges that the check tendered will be honored upon presentation to Buyer's bank, and that Buyer shall be in default of this Real Estate Contract if the check is not honored upon first presentation to Buyer's bank. Buyer understands that failure to tender Earnest Money as required by this Addendum shall constitute a breach of this Real Estate Contract. Buyer and Seller agree that in the event of any dispute concerning entitlement to Earnest Money, Listing Firm may interplead Earnest Money into a court of competent jurisdiction, and upon such interpleading of Earnest Money, both Listing Firm and Selling Firm shall be released from liability to Buyer and Seller. Listing Firm shall be reimbursed for all costs and attorney's fees from the funds entered for interpleading.

- [X] **A.** Earnest Money is tendered by Buyer in the form of [ ] cash [X] check. If Earnest Money is tendered by check, it will be made payable to [ ] Listing Firm, [ ] Closing Agent ______ [✓] Other Service Link Title. Earnest Money will be deposited by Listing Firm no later than three (3) business days following the date this Real Estate Contract has been signed by Buyer and Seller.
- [ ] **B.** Earnest Money will be tendered by Buyer in the form of [ ] cash [ ] check. If Earnest Money is tendered by check, it will made payable to [ ] Listing Firm, [ ] Closing Agent ______ [ ] Other ______. Earnest Money will be deposited within three (3) business days following the date this Real Estate Contract has been signed by Buyer and Seller. If Earnest Money is not to be tendered within three (3) business days after this Real Estate Contract has been signed by Buyer and Seller, see Paragraph 30 Real Estate Contract (Residential); Paragraph 20 Real Estate Contract (Lots & Acreage); Paragraph 35 Real Estate Contract (New Construction).

Earnest Money Addendum

This Earnest Money Addendum, upon its execution by both parties, incorporates by reference all provisions of the above-referenced Real Estate Contract not expressly modified herein.

This Earnest Money Addendum may be executed in multiple counterparts each of which shall be regarded as an original hereof but all of which together shall constitute one in the same. Electronic signatures shall be deemed original signatures and shall be binding upon the parties.

THIS IS A LEGALLY BINDING ADDENDUM WHEN SIGNED BY THE PARTIES BELOW. READ IT CAREFULLY. YOU MAY EMPLOY AN ATTORNEY TO DRAFT THIS FORM FOR YOU. IF YOU DO NOT UNDERSTAND THE EFFECT OF ANY PART, CONSULT YOUR ATTORNEY BEFORE SIGNING. REAL ESTATE AGENTS CANNOT GIVE YOU LEGAL ADVICE. THE PARTIES SIGNED BELOW WAIVE THEIR RIGHT TO HAVE AN ATTORNEY DRAFT THIS FORM AND HAVE AUTHORIZED THE REAL ESTATE AGENT(S) TO FILL IN THE BLANKS ON THIS FORM

THIS FORM IS PRODUCED AND COPYRIGHTED BY THE ARKANSAS REALTORS® ASSOCIATION. THE SERIAL NUMBER BELOW IS A UNIQUE NUMBER NOT USED ON ANY OTHER FORM. THE SERIAL NUMBER BELOW SHOULD BE AN ORIGINAL PRINTING, NOT MACHINE COPIED, OTHERWISE THE FORM MAY HAVE BEEN ALTERED. DO NOT SIGN THIS FORM IF IT WAS PREPARED AFTER DECEMBER 31, 2022.

FORM SERIAL NUMBER: [redacted]

REAL ESTATE LICENSEES ARE REGULATED BY THE ARKANSAS REAL ESTATE COMMISSION. IF A LICENSEE HAS NOT PROPERLY REPRESENTED YOU, YOU MAY FILE A COMPLAINT AT AREC.ARKANSAS.GOV.

The above Earnest Money Addendum is executed on [redacted]
(month) [redacted] **(day)______, (year)______, at** [redacted] ☐ ***(a.m.)*** [redacted] ***(p.m.)***

[redacted]
Selling Firm

Signa[redacted]

[redacted] Printed Name: __________
Principal or Executive Broker

Signatur[redacted]

Printed Name: [redacted]
Buyer

Signature: __________

Printed Name: __________
Selling Agent

Signature: __________

Printed Name: __________
Buyer

The above Earnest Money Addendum is executed on
(month)__________ (day)______, (year)______, at ______ ☐ ***(a.m.)*** ☐ ***(p.m.)***

[redacted]
Listing Firm

Signature: [redacted]

Printed Name: [redacted]
Principal or Executive Broker

Signature: [redacted]

Printed Name: [redacted]
Listing Agent

6/7/2022 2:39 PM CDT

Signature: [redacted]

Printed Name: [redacted]
Seller

Signature: __________

Printed Name: __________
Seller